July 28, 1999


VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------

Mr. J. William Sharman, Jr.
Chairman of the Board, President and Chief Executive Officer
ILM Senior Living, Inc.
ILM II Senior Living, Inc.
8180 Greensboro Drive, Suite 850
McLean, Virginia 22102

Re:      Amendments to Merger Agreements

Dear Bill:

         Reference is made to each of that certain (i) Agreement and Plan of Merger (the "ILM I Merger Agreement") dated February 7, 1999, among ILM Senior Living, Inc., a Virginia corporation ("ILM I"), Capital Senior Living
Corporation, a Delaware corporation ("Capital"), Capital Senior Living Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Capital ("Capital Acquisition"), and Capital Senior Living Trust I, a Delaware business trust and wholly-owned subsidiary of Capital ("Capital Trust") and (ii) Agreement and Plan of Merger (the "ILM II Merger Agreement," and together with the ILM I Merger Agreement, the "Merger Agreements") dated February 7, 1999, among ILM II Senior Living, Inc., a Virginia Corporation ("ILM II", and together with ILM I, the "ILMs"), Capital, Capital Acquisition and Capital Trust.

         Upon the terms and subject to the conditions set forth in the Merger Agreements (including, without limitation, the provisions of Articles II thereof), each of the ILM I and ILM II has agreed to merge with and into Capital Acquisition (the "Mergers") for consideration consisting of cash and convertible trust preferred securities.

         Due to the recent developments since the date on which the Merger Agreements were entered into and because Capital and the ILMs continue to desire to consummate the Mergers as promptly as reasonably practicable upon terms and conditions that are fair to and in the best interests of their respective stockholders, each of Capital and the ILMs, hereby agree as follows:

     1. Capital and the ILMs, upon the advice of their respective legal and financial advisors, shall undertake to enter into as promptly as reasonably practicable after the date hereof appropriate amendments to or restatements of the Merger Agreements (the "Amended Merger Agreements") to provide, among other things, that all holders of the common stock, $.01 par value, of each of ILM I and ILM II (together, the "ILM Common Stock"), shall have the right to elect to receive in the Merger in respect of their shares, consideration payable entirely in cash representing total aggregate cash consideration to be paid by Capital in the Mergers of approximately $172.0 million. The Amended Merger Agreements will further provide that in lieu of such all-cash



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          consideration,  all  holders  of the ILM Common  Stock  shall have the right to elect to receive in the Mergers in respect of their shares up to 35% of the consideration to be paid by Capital and Capital Trust in the form of 8.0% convertible trust preferred securities of Capital Trust, and upon further conversion, into shares of Capital Common Stock.

     2. The outside termination date set forth in Section 7.1(e) of the Merger Agreements will be extended to September 30, 2000.

     3. The execution and delivery of the Amended Merger Agreements will be subject to approval thereof by the Board of Directors of each of ILM I, ILM II and Capital.

         If the foregoing correctly sets forth our mutual understanding as to the subject matter set forth above, kindly so confirm by executing the enclosed duplicate of this letter in the space provided below for such purposes.

                                            Very truly yours,

                                            CAPITAL SENIOR LIVING CORPORATION



                                            By:        /s/ James A. Stroud
                                                       -------------------------
                                            Name:      James A. Stroud
                                            Title:     Chairman of the Company

ACCEPTED AND CONFIRMED as of the 29th day of July, 1999.

ILM SENIOR LIVING, INC.


By:      /s/  J. William Sharman, Jr.
         ----------------------------
Name:    J. William Sharman, Jr.
Title:   Chairman of the Board, President and
          Chief Executive Officer

ILM II SENIOR LIVING, INC.


By:      /s/ J. William Sharman, Jr.
         ---------------------------
Name:    J. William Sharman, Jr.
Title:   Chairman of the Board, President and
           Chief Executive Officer